Exhibit 10.6

Chengdu Time Share Technology Information Co., Ltd.

and

Sichuan Time Share Advertising & Communication Co., Ltd.

Domain Name and Trademark License Agreement

November 10, 2006

Domain Name and Trademark License Agreement

This Domain Name and Trademark License Agreement (hereinafter “Agreement”) is entered into between the following parties in Beijing on November 10, 2006:

Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Guixi Industrial Park, High-Tech District, Chengdu

Legal Representative: Jilun He

Party B: Sichuan Time Share Advertising & Communication Co., Ltd.

Address: Guixi Industrial Park, High-Tech District, Chengdu

Legal Representative: Jilun He

The above Parties hereinafter are individually referred to as a “Party”, and collectively the “Parties”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise incorporated in accordance with the People’s Republic of China (hereinafter “PRC”) laws. Party A owns the domain name, trademark and other related rights and interests set forth in Article 1 of this Agreement.

2.	Party B is a company of limited liability incorporated in accordance with the PRC laws.

3.	Party A agrees to grant Party B, according to this Agreement, the rights to use the domain name and trademark set forth in Article 1. Party B agrees to accept the aforementioned grant according to this Agreement.

THEREFORE, Party A and Party B hereby agree as follows:

1.	Grant of License

1.1.	In accordance with the conditions under this Agreement, Party A agrees to grant Party B the rights to use its relevant domain name and trademark (hereinafter each referred to as “Agreed Domain Name”, “Agreed Trademark”, respectively, and collectively, the “Domain Name and Trademark”) during the term of this Agreement. Party B agrees to accept the grant in relation to the Domain Name and Trademark according to this Agreement. The information in connection with the Domain Name and Trademark is listed in Annex 1.

1.2.	Party A is in the process of registering the Agreed Trademark, and it has not received the notification on acceptance of the application for registration of the Agreed Trademark from Trademark Office of the State Administration for Industry and Commerce. Both Parties recognize and confirm the aforementioned situation. The Parties confirm that the aforementioned situation has no impact on the license of the Agreed Trademark under this Agreement and agree to continue performing this Agreement.

1.3.	Party A is in the process of transferring the Agreed Domain Name. Both Parties recognize and confirm the aforementioned situation. The Parties confirm that the aforementioned situation has no impact on the license of the Agreed Domain Name under this Agreement and agree to continue performing this Agreement.

1.4.	Party B agrees that the Domain Name and Trademark shall only be legally used in connection with its advertising business and related operations, including printing promotion materials, and the promotion of the Agreed Trademark via radio, television, newspapers, magazines, Internet or other media. Except with Party A’s prior written consent, Party B shall not, directly or indirectly, use the Agreed Domain Name and Trademark for other purposes.

1.5.	Except with Party B’s prior written consent, Party A shall not, after the execution of this Agreement, authorize any other party to use the Domain Name and Trademark.

1.6.	This Agreement has a term of five (5) years effective from the execution date of this Agreement. Unless terminated earlier for any reason, the term of this Agreement shall be automatically extended.

1.7.	Party A and Party B hereby recognize and agree that the grant of the Domain Name and Trademark to Party B shall only be effective within the Mainland China.

1.8.	Except with the license granted under this Agreement, Party B has no other rights in relation to the Domain Name and Trademark.

2.	License Fee for the Domain Name and Trademark

Party B agrees to pay annual license fees to Party A for the use of its Domain Name and Trademark. The rates of payment will be determined otherwise by the Parties. Party A can decide whether to grant Party B waivers to license fees at its discretion.

Party B shall pay the license fees for the previous year to the bank account designated by Party A prior to January 30 of each year after the execution date of this Agreement.

3.	Trademark Licensing Record

3.1.	The Parties confirm that the Agreed Trademark has not been registered as registered trademark at the time of execution of this Agreement. The Parties confirm that Party A shall proceed the license record of the Agreed Trademark at the State Administration for Industry and Commerce as soon as the registration of the Agreed Trademark is completed.

3.2.	Party A undertakes to complete the procedures relating to the registration of the Agreed Trademark as soon as possible and to maintain the validity and legitimacy of the Agreed Trademark.

3.3.	Provided that this Agreement is terminated for any reason, the licensor shall take the responsibility to proceed relevant procedures in the aforementioned Trademark Office. Party B shall provide assistance relating to the procedures.

4.	Confidentiality

4.1.	The Parties agree that all materials and information obtained, acquired or received from another Party in performing this Agreement are confidential information (“Confidential Information”), except the information that is publicly available. Confidential Information has economic and commercial values of the providing Party, and thus each Party undertakes to take all reasonable actions to keep it confidential. Unless for purposes of performing this Agreement, each Party shall not use the Confidential Information for any purposes, disclose, provide or transfer the Confidential Information to any third parties without the prior written consent of the providing Party.

4.2.	At the time of the termination of this Agreement, the Parties shall dispose of any documents, materials or software containing the Confidential Information upon the request of the providing Party, and

4.3.	The Parties agree that Article 4 shall survive the change, cancellation or termination of this Agreement.

5.	Representations and Warranties

5.1.	Party A represents and warrants as follows:

5.1.1.	Party A has been duly incorporated and is validly existing as a wholly foreign owned enterprise in good standing under the PRC laws, with corporate power and authority to execute and perform this Agreement;

5.1.2.	Besides the circumstances otherwise mentioned in this Agreement, Party A has the exclusive ownership and related rights on the Domain Name and Trademark prescribed in Article 1.1. Party A has not created any mortgage, pledge or any other security interest or rights’ restrictions on the Domain Name and Trademark;

5.1.3.	The execution, delivery and performance of this Agreement will neither result in any violation of any PRC law by Party A, in any conflict with articles of association of Party A or other organizational documents, nor result in a breach of any agreement or warrant binding on Party A;

5.1.4.	Party A is not involved in any action, arbitration or administrative procedure that has arisen or may arise relating to the Domain Name and Trademark;

5.1.5.	Party A has the rights and capability to execute, deliver and perform this Agreement. Upon the execution of this Agreement, it shall be legally and effectively binding on Party A. Party A has the obligations to enforce its performance according to the provisions in this Agreement.

5.2.	Party B represents and warrants as follows:

5.2.1.	Party B has been duly incorporated and is validly existing as a company of limited liability in good standing under the PRC laws, with corporate power and authority to execute and perform this Agreement.

5.2.2.	Party B has the rights and capability to execute, deliver and perform this Agreement. Upon the execution of this Agreement, it shall be legally and effectively binding on Party B. Party B has the obligations to enforce its performance according to the provisions under this Agreement.

6.	Protection for Party A’s Rights

Besides the warrants and obligations of Party B otherwise prescribed under this Agreement, Party B undertakes to provide protection for Party A’s rights as following:

6.1.	Party B undertakes that it will not infringe, in any manner, the ownership and all the other rights or interests on the Domain Name and Trademark.

6.2.	Party B undertakes to provide Party A with necessary assistance in order to protect the rights entitled to Party A regarding the Domain Name and Trademark; in any case of legal action or claim taken by any third party in relation to the Domain Name and Trademark, Party A can, with its own intention, in its own name, Party B’s name or both Party A and Party B’s names, appear to the action or the claim; in any case of infringement of the Domain Name and Trademark by any third party, Party B, to its knowledge, shall notify Party A in writing thereof immediately. Party A has the right to determine whether to take action against the infringement.

6.3.	Party B undertakes that it will use the Domain Name and Trademark solely according to this Agreement, and will not use the Domain Name and Trademark in the manner which Party A considers to be fraudulent, misleading or have other harmful effects on the Domain Name and Trademark or Party A’s reputation.

6.4.	Party B undertakes not to propose any disagreement in any country regarding the rights entitled to Party A on the Domain Name and Trademark.

6.5.	Without obtaining the consent from Party A, Party B shall not transfer, lease, pledge or re-license the Domain Name and Trademark, or the rights and obligations under this Agreement to any third party.

6.6.	Party B shall strictly produce and/or use the Agreed Trademark in compliance with Party A’s requirements.

6.7.	Party A has the right to monitor Party B with respect to the quality of the products or services which use the Domain Name and Trademark.

6.8.	Party B shall ensure that the published or linked content on the web pages which use the Agreed Domain Name complies with the PRC laws and the requirements requested by Party A from time to time, and does not infringe any third party’s legal rights and interests.

7.	Intellectual Property Rights Regarding Promotion Materials

In any circumstance that Party B needs to use promotion materials related to the Agreed Trademark, the cost of producing these materials shall be undertaken by Party B. Party A has exclusive rights relating to the copyrights and other intellectual property rights with respect to the Agreed Trademark promotion materials, no matter whether the materials are created or used by Party A or Party B. Party B agrees that it will not, without Party A’s prior written consent, promote or advertise the Agreed Trademark via radio, television, newspapers, magazines, Internet or other media.

8.	Effectiveness and Termination

8.1.	Unless otherwise prescribed in Article 8 of this Agreement, this Agreement shall come into effect as of the date of execution. The term of this Agreement is five (5) years. The Parties can extend the term of this Agreement in writing form prior to the expiry date of this Agreement.

8.2.	If either Party acts a fundamental breach under this Agreement, the other Party has the right to terminate this Agreement provided that the defaulting Party does not take any effective remedial measures within thirty (30) days after receiving a written notification requesting remedy from the suffered Party. The termination shall be made in written form and shall be effective as of the time when the defaulting Party receives this notification. The exercise of such termination right by one party shall not impair its other rights or remedies according to the laws or other arrangements.

8.3.	If Party B defaults under this Agreement thus materially and adversely affecting the overall arrangement pursuant to “Related Agreements”, Party B and/or the shareholders of Party B, namely Jilun He and Da’en He, shall be deemed to default under any and all “Related Agreements”. If Party B and/or the shareholders of Party B, namely Jilun He and Da’en He, default under any and all “Related Agreements” thus materially and adversely affecting the overall arrangement pursuant to “Related Agreements”, Party B shall be deemed to default under this Agreement. For the purpose of this Agreement, “Related Agreements” mean any or all the agreements listed in the Annex 2 of this Agreement and their supplements and amendments.

8.4.	No matter the existence of any other controversial provisions under this Agreement, Party A has the right to terminate this Agreement at anytime provided that Party A notifies Party B the early termination thirty (30) days in advance. Unless Party A has fundamental defaulting liabilities prescribed in Article 8.2, Party A shall not undertake any compensation obligation to Party B in relation to its early termination of this Agreement.

9.	Applicable Laws and Resolution of Disputes

9.1.	The formation, validity, interpretation and performance of this Agreement and the resolution of disputes under this Agreement shall be subject to PRC laws.

9.2.	Any disputes arising from the interpretation and performance of this Agreement shall first be resolved by both Parities through friendly negotiations. In case no resolution can be reached within 30 days after one Party delivers a written notice asking for friendly negotiations, any Party can refer such dispute to China International Economic and Trade Arbitration Commission ( “CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing. The arbitration award shall be final and binding upon both Parties.

10.	Notice

Any notice or other correspondence required by either Party to be made under or pursuant to this Agreement shall be in Chinese and sent to the following address of the other Party or such other address as may be notified by the other Party from time to time by hand delivery, registered mail, recognized courier service or fax. Notices shall be deemed to be duly served: (a) if by hand delivery, on the date of delivery; (b) if by mail, on the tenth (10th) day after the date of posting (as indicated on the postmark) of registered airmail (postage prepaid), or if by courier service, on the fourth (4th) day after being delivered to an internationally recognized courier service; or (c) if by fax, at the receiving time as indicated in the transmission confirmation of the relevant document.

Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Dayu Building, No. 312 Long Zhua Shu, Xiao Hong Men, Chaoyang District, Beijing

Attention: Xingyuan Yang

Party B: Sichuan Time Share Advertising & Communication Co., Ltd.

Address: Dayu Building, No. 312 Long Zhua Shu, Xiao Hong Men, Chaoyang District, Beijing

Attention: Jilun He

11.	Miscellaneous

11.1.	All annexes to this Agreement shall form an integral part of this Agreement and have the same legal effect as this Agreement.

11.2.	Party B shall not transfer any of its rights and obligations hereunder to any parties other than Party A hereof without the prior written consent from Party A.

11.3.	Any invalid or unenforceable provision hereunder due to its incompliance with related laws, shall only be invalid or unenforceable within related jurisdiction, and shall not affect the validity of other provisions under this Agreement.

11.4.	Any amendments or supplements to this Agreement shall go into effect through a written form. All amendments and supplements signed by the Parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

11.5.	This Agreement and its annexes constitute the entire agreement between both Parties with respect to the subject matter hereof and supersede and replace all prior oral and written agreements, contracts, understandings or correspondences between both Parties with respect to the subject matter hereof.

11.6.	This Agreement shall go into effect as of the date of signing by the Parties and has a term of five (5) years.

11.7.	This Agreement is executed in two (2) originals in Chinese, one (1) original for each party.

[No text below, followed by execution page]

[Execution page, no text]

Party A: Chengdu Time Share Technology Information Co., Ltd.

Authorized representative (signature):	/s/ Jilun He

Name: Jilun He

Date: November 10, 2006

Party A: Chengdu Dayu Weiye Advertising Co., Ltd.

Authorized representative (signature):	/s/ Jilun He

Name: Jilun He

Date: November 10, 2006

Annex 1: List of Intellectual Property Rights

Types of IP Rights	Name of IP Rights	Registration No.	Period of Validity
Trademark	“TSM Time Share Media”	Not available	Not available

Domain Name	www.dytsm.com	Not available	Not available

Annex 2: List of Related Agreements

Related Agreements under this Agreement mean any and all agreements set forth below and the supplements and amendments thereof:

Items	Name	Parties	Date of Execution
1	Cooperative Operations Agreement	Chengdu Time Share Technology Information Co., Ltd., Sichuan Time Share Advertising & Communication Co., Ltd., Jilun He, and Da’en He	November 10, 2006

2	Call Option Agreement	Chengdu Time Share Technology Information Co., Ltd., Jilun He, and Da’en He	November 10, 2006

3	Loan and Equity Pledge Agreement	Chengdu Time Share Technology Information Co., Ltd., Jilun He, and Da’en He	November 10, 2006

4	Exclusive Technology Consulting and Service Agreement	Chengdu Time Share Technology Information Co., Ltd., and Sichuan Time Share Advertising & Communication Co., Ltd.	November 10, 2006

Chengdu Time Share Technology Information Co., Ltd.

and

Sichuan Time Share Advertising & Communication Co., Ltd.

Amendment to Domain Name and Trademark License Agreement

December 15, 2007

Amendment to Domain Name and Trademark License Agreement

This Agreement is an amendment to the Domain Name and Trademark License Agreement entered into between the following parties in Beijing on November 10, 2006 (hereinafter “Original Agreement”):

Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Guixi Industrial Park, High-Tech District, Chengdu

Legal Representative: Jilun He

Party B: Sichuan Time Share Advertising & Communication Co., Ltd.

Address: Guixi Industrial Park, High-Tech District, Chengdu

Legal Representative: Jilun He

Party A and Party B hereby agree to make amendments to the Original Agreement as follows:

1.	In connection with the calculation of the license fee for the use of the Domain Name and Trademark, Article 2 of the Original Agreement is clarified as follows:

1.1.	For the year of 2007, the amount of license fee for the use of the Domain Name and Trademark equals to 5% of Party B’s advertising operating revenue.

1.2.	The annual license fees for the use of the Domain Name and Trademark after 2007 shall be in a mutually agreed upon amount based on market rates.

2.	This amendment shall form an integral part of the Original Agreement and have the same legal effect as the Original Agreement.

3.	This amendment shall go into effect as of the date of signing by the two parties and have the same term as the Original Agreement.

4.	This Agreement is executed in two (2) originals in Chinese, with each party hereto holding one (1) original.

[No text below, followed by execution page]

[Execution page, no text]

Party A: Chengdu Time Share Technology Information Co., Ltd. /stamp/

Authorized representative (signature):

Name:

Date: December 15, 2007

Party B: Sichuan Time Share Advertising & Communication Co., Ltd. /stamp/

Authorized representative (signature):

Name:

Date: December 15, 2007